EXHIBIT 20(e)

                 Monthly Certificateholders' Statement

                 Sears Credit Account Master Trust II

                   Series 1996-1 Monthly Statement

    Distribution Date: May 17, 1999 Due Period Ending: April 1999

Under the Series Supplements relating to the Pooling and Servicing Agreement dated as of July 31, 1994, as amended, by and among Sears, Roebuck and Co., SRFG, Inc. (formerly Sears Receivables Financing Group, Inc.) and The First National Bank of Chicago as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performance of the Trust. The information for the Due Period and the Distribution Date listed above is set forth below:

1. Payments or Allocations to Series 1996-1 Investors this Due Period

                   Total        Interest       Principal

Series 1996-1

Class A         $2,583,333.33   $2,583,333.33     $0.00

Class B           $119,062.50     $119,062.50     $0.00

Class C                 $0.00           $0.00     $0.00


2. Principal Receivables at the end of the Due Period

(a)TOTAL PRINCIPAL RECEIVABLES
IN THE TRUST                         $10,269,647,656.85

Aggregate Investor Interest           $7,539,466,394.64

Seller Interest                       $2,730,181,262.21

(b)INVESTOR INTEREST BY GROUPS

Group One Investor Interest           $7,539,466,394.64

(c) INVESTOR INTEREST BY SERIES

Series 1994-1 Investor Interest         $565,847,040.60
Series 1995-1 Investor Interest         $196,081,127.36
Series 1995-2 Investor Interest         $593,295,874.08
Series 1995-3 Investor Interest         $588,240,000.00
Series 1995-5 Investor Interest         $588,250,000.00
Series 1996-1 Investor Interest         $588,240,000.00
Series 1996-2 Investor Interest         $319,361,352.60
Series 1996-3 Investor Interest         $588,240,000.00
Series 1996-4 Investor Interest         $588,240,000.00
Series 1996-5 Investor Interest         $628,931,000.00
Series 1997-1 Investor Interest         $588,240,000.00
Series 1998-1 Investor Interest         $588,250,000.00
Series 1998-2 Investor Interest         $530,000,000.00
Series 1999-1 Investor Interest         $588,250,000.00

(d) INVESTOR INTEREST BY CLASS (SERIES 1996-1)

Class A Investor Interest               $500,000,000.00
Class B Investor Interest                $22,500,000.00
Class C Investor Interest                $65,740,000.00

TOTAL CLASS INVESTOR INTEREST           $588,240,000.00


3. Allocation of Collections During the Due Period

(a) TOTAL COLLECTIONS                   $772,670,923.30

Principal Receivables Collected         $610,526,686.64

Finance Charge Receivables Collected    $162,144,236.66

Recovered Amounts added as
Additional Funds                         $14,644,661.66

                                                           Additional
                    Finance Charge   Principal             Allocable
                    Collections      Collections           Amounts

(b)ALLOCATION OF
COLLECTIONS WITH
RESPECT TO THE
INVESTOR INTEREST
AND THE SELLER
INTEREST

Aggregate Investor
Allocation (Aggregate
Investor Percentage
multiplied by total
Collections received
during the Due Period) $118,645,012.56  $446,737,718.72    $14,644,661.66

Seller Allocation
(Seller Percentage
multiplied by total
Collections received
during the Due Period)  $43,499,224.10  $163,788,967.92            $0.00

(c) Group One
Allocation             $118,645,012.56  $446,737,718.72   $14,644,661.66

(d) Series 1996-1
Allocation               $9,114,552.57   $34,319,305.41    $1,125,032.87

(e) Reallocations of
Collections to Series
1996-1 from other series
in Group One and application
of Charge-Off reimbursements
to Principal payments.           $0.00            $0.00           $0.00

4. Information Concerning Controlled Amortization Amount

                                             Total Distributions
                         Amount Distributed  through this
                         this Due Period     Due Period

SERIES 1996-1 BY CLASS:

Class A                      $0.00              $0.00

Class B                      $0.00              $0.00

Class C                      $0.00              $0.00


5. Investor Charged-Off Amounts

                                            This Due
                                            Period

(a)Group One (the sum of the Series
Investor Charged-Off Amounts for all
Series in Group One)                   $53,469,313.22

(b)Series 1996-1 (the sum of the Class
Investor Charged-Off Amounts for all
Classes in Series 1996-1)               $4,107,622.02

(c)Series 1996-1 By Class:

  Class A (Class A Percentage multiplied
  by the Charged-Off Amount)            $3,491,450.78

  Class B (Class B Percentage multiplied
  by the Charged-Off Amount)              $157,115.29

  Class C (Class C Percentage multiplied
  by the Charged-Off Amount)              $459,055.95

6. Investor Losses
                                              Total

(a)Group One                                   $0.00

(b)Series 1996-1                               $0.00

(c)Series 1996-1 By Class:

Class A                                        $0.00

Class B                                        $0.00

Class C                                        $0.00

7. Monthly Servicing Fee Payable This Due Period

SELLER SERVICING FEE                   $4,678,961.37

INVESTOR SERVICING FEE

(a)Group One                          $12,761,961.65

(b)Series 1996-1                         $980,400.00


8. Performance Analysis

(a)Portfolio Yield (Finance
Charge Collections during the
Due Period divided by Principal
Receivables in the Trust as of the first
day of the Due Period)                        18.59%

(b)Charge-Offs (Charged-Off Amounts
during the Due Period divided by
Principal Receivables in the Trust
as of the first day of the Due Period)         8.38%

(c)Recoveries (Recovered Amounts added
as Additional Funds on the Distribution
Date divided by Aggregate Investor Interest
in the Trust as of the first day of the
Due Period)                                   2.30%

(d)Investor Servicing Fee Percentage
(weighted average of Investor Servicing
Fees for Series 1996-1)                       2.00%

(e)Weighted Average Certificate Rate
(weighted average certificate rates for all
classes of Series 1996-1)                     5.51%

(f)Series Excess Servicing Percentage
(the sum of Portfolio Yield and Recoveries
minus the sum of Charge-Offs, the Investor
Servicing Fee Percentage and the Weighted
Average Certificate Rate)                     5.00%

(g)Total Payment Rate (Aggregate Collections
during the Due Period divided by the aggregate
amount of Receivables in the Trust as of
the first day of the Due Period)              7.27%


   9. Summary Delinquency Aging Information

In April 1999, Sears completed its conversion to the Total Systems Services, Inc. ("TSYS") account processing system, affecting approximately 64% of the receivable balances in the Trust at the end of the April Due Period. Although all accounts have been converted, the remaining 36% of the receivable balances will not be reflected in TSYS balances until the end of the May Due Period. For a further discussion of Sears change to a new aging methodology in connection with the conversion of its receivables processing system to the TSYS account processing system, see the Trust's Current Report on Form 8-K dated May 14, 1998.

The Accounts in the Trust have the following delinquency distribution:

                                              April 1999
                                       Non-Converted  Converted
Delinquencies as a % of balances (1)   Accounts (2)   Accounts (3)
  60 - 89 days past due.....   ...      1.54%          2.08%
  90 - 119 days past due.......         1.19%          1.50%
  120 days or more past due....         2.73%          4.02%
Total Delinquencies                     5.46%          7.60%

(1)The delinquency rate is calculated by dividing the delinquent balances as of the end of the Due Period by the balance of receivables in the Trust at the beginning of the Due Period.

(2)Under Sears proprietary receivables processing system, in general, Sears and the Bank consider an account delinquent when its cumulative past due balance is three or more times the scheduled minimum monthly payment. The data in this column reflect the percentage of Account balances for which the cumulative past due amount is three, four and five or more times, respectively, the scheduled minimum monthly payment.

(3)Under the TSYS processing system, Sears and the Bank determine delinquency levels for accounts using an aging methodology that is based on the number of completed billing cycles during which the customer failed to make a required payment. The data in this column reflect the percentage of Account balances for which the customer has failed to make a required payment in each of the last three, four and five or more billing cycles, respectively. The performance of the converted accounts may not be representative of the total Sears Portfolio or the Accounts in the Trust.


                 THE FIRST NATIONAL BANK OF CHICAGO,
                 as Trustee


                  By:/s/Diane Swanson
                        Diane Swanson
                        Assistant Vice President